Execution Version Elliott Associates, L.P. Elliott International, L.P. 40 West 57th Street New York, New York 10019 CONFIDENTIAL August 2, 2019 Roadrunner Transportation Systems, Inc. 1431 Opus Place, Suite 530 Downers Grove, Illinois 60515 Attention: Terence R. Rogers, Chief Financial Officer Email: trogers@rrts.com RRTS - Elliott Letters of Credit Fee Letter Ladies and Gentlemen: Reference is made to (i) that certain Credit Agreement dated as of February 28, 2019 (including the exhibits and other attachments thereto, the “ABL Credit Agreement”) among Roadrunner Transportation Systems, Inc., as a Borrower (“you” or “Roadrunner”), BMO Harris Bank N.A. (“BMO”), as Administrative Agent and a Lender, the Subsidiary Guarantors party thereto and the other parties thereto and (ii) that certain Credit Agreement dated as of February 28, 2019 (including the exhibits and other attachments thereto, the “Term Loan Credit Agreement”) among Roadrunner, as a borrower, BMO, as administrative agent and a lender, Elliott Associates, L.P. (“Elliott Associates”), as a lender, Elliott International, L.P. (“Elliott International”, and together with Elliott Associates, “we” or “us” or “Elliott”), as a lender, the Subsidiary Guarantors party thereto and the other parties thereto. Terms used but not defined in this letter agreement (this “Fee Letter”) shall have the meanings assigned thereto in the ABL Credit Agreement. 1. Standby Letters of Credit Elliott Associates and Elliott International have agreed to arrange for standby letters of credit (the “Letters of Credit”) in an aggregate face amount of $20,000,000 (the “Face Amount”) to support your obligations under the ABL Credit Agreement. 2. Letter of Credit Fee As consideration for our providing the Letters of Credit, you agree to pay (or cause to be paid) to us (or one or more of our designated affiliates) a fee (the “Letter of Credit Fee”) on the LC Amount, accruing from the date of issuance through the date of expiration (or if drawn, the date of reimbursement by you of the LC Amount to us), at a rate equal to the LIBOR Rate for such Interest Period plus 7.50%. The Letter of Credit Fee shall be payable in kind on the last day 1005511453v7 of each Interest Period applicable to the Letters of Credit by adding the amount then due to the then outstanding LC Amount. For purposes hereof: “Interest Period” means, as to the Letters of Credit, (i) initially the period commencing on the date of issuance of the Letters of Credit and ending on the date three months thereafter and (ii) thereafter, the period commencing on the first day of each subsequent Interest Period and ending three months thereafter; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period. “LC Amount” means the Face Amount, as increased by the amount of payment in kind Letter of Credit Fee added to such amount on the last day of each Interest Period. 3. Reimbursement Obligations / Payment of Letter of Credit Fee in Cash You hereby agree that, if all or any portion of the Letters of Credit are drawn, after receipt of notice of any drawing under the Letters of Credit, you will reimburse us for the amount of such draw and any taxes, fees, charges or other costs or expenses reasonably incurred by us in connection with such draw, promptly upon receipt of such notice (the “Reimbursement Payment”). Further, you hereby agree that on the earlier of (x) in case the Letters of Credit are drawn the date you make the Reimbursement Payment or (y) otherwise, the date of return of the Letters of Credit to us, you will promptly pay to us in cash (the “Cash LC Fee Payment”) the amount of the Letter Credit Fee previously added to the Face Amount as well as any Letter of Credit Fee accrued but unpaid as of such date. Notwithstanding the foregoing, until the Payment in Full of the obligations under the ABL Credit Agreement and the Term Loan Credit Agreement, we acknowledge that neither the Reimbursement Payment nor the Cash LC Fee Payment shall be required to be made to us except to the extent permitted under Section 8.11(a)(vi) of the ABL Credit Agreement as in effect on the date hereof. 4. Fees Generally You agree that once paid, the fees or any part thereof payable hereunder will not be refundable under any circumstances, except as otherwise expressly agreed in writing. All fees payable hereunder will be paid in immediately available funds. All amounts payable under this Fee Letter will be made in United States dollars and, in any case shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. -2- 1005511453v7

5. General This Fee Letter may not be amended or waived except by an instrument in writing signed by us and you. This Fee Letter may not be assigned by you without our prior written consent (such consent not to be unreasonably withheld or delayed) and any attempted assignment without such consent shall be null and void. This Fee Letter, and any claim, controversy or dispute arising under or related to this Fee Letter, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of laws of another jurisdiction. Any right to trial by jury with respect to any claim or action arising out of this Fee Letter or conduct in connection with this Fee Letter is hereby waived. This Fee Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission or electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart hereof. You agree that this Fee Letter and its contents are subject to the confidentiality provisions of the Term Loan Credit Agreement and that such provisions survive the expiration or termination of the Term Loan Credit Agreement (including any extensions thereof) and the issuance of the Letters of Credit. [Remainder of this page intentionally left blank] -3- 1005511453v7

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Fee Letter shall become a binding agreement between us. Very truly yours, Elliott Associates, L.P. Elliott Associates, L.P. By: Elliott Capital Advisors, L.P., as general partner By: Braxton Associates, Inc., as general partner By: /s/ Elliot Greenberg__________________ Name: Elliot Greenberg Title: Vice President Elliott International, L.P. Elliott International, L.P. By: Hambledon, Inc., its General Partner By: Elliott International Capital Advisors Inc., as attorney-in-fact By: /s/ Elliot Greenberg__________________ Name: Elliot Greenberg Title: Vice President [Signature Page to Fee Letter]

Accepted and agreed to as of the date first above written: Roadrunner Transportation Systems, Inc. By: /s/ Terence R. Rogers Name: Terence R. Rogers Title: Executive Vice President and Chief Financial Officer [Signature Page to Fee Letter]